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                                                                    Exhibit 22.1



                           SUBSIDIARIES OF REGISTRANT



                                                  Jurisdiction of
         Name                                      Incorporation
         ----                                      -------------

Keyboard Acceptance Corporation                      Delaware

The Wurlitzer Company                                Delaware

Baldwin Trading Company                              Ohio

Signature Leasing Company                            Ohio

The Baldwin Piano Company                            Canada
     (Canada) Limited

Fabricantes Tecnicos, S.A.                           Mexico

Servicios Baldwin, S.A.                              Mexico

Immobiliaria Baldwin, S.A.                           Mexico

Korean American Musical Instrument                   Korea
     Corporation



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